LP Reports First Quarter 2014 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the first quarter of 2014, which included the following:

•	Total sales for the first quarter of $445 million were lower by 16 percent compared to the year ago quarter.

•	Loss from continuing operations was $14 million ($0.10 per diluted share).

•	Non-GAAP adjusted loss from continuing operations was $7 million ($0.05 per diluted share).

•	Adjusted EBITDA from continuing operations for the first quarter was $23 million compared to $120 million in the first quarter of 2013.

•	Cash and cash equivalents were $552 million as of March 31, 2014.

"The severe weather across much of North America in the first quarter took a toll on building activity and logistics,” said Curt Stevens, CEO.  “The rail transportation systems in both the U.S. and Canada were in disarray in Q1 and caused unplanned downtime at our operations, increased inventory and late shipments which negatively affected our reported results.”

For the first quarter of 2014, LP reported a loss from continuing operations of $14 million, or $0.10 per diluted share, as compared to income from continuing operations of $65 million, or $0.45 per diluted share for the first quarter of 2013.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the first quarter of 2014 of $195 million, a decrease from $287 million of net sales in the first quarter of 2013. For the first quarter of 2014, the OSB segment reported an operating loss of $2 million compared to operating income of $98 million in the first quarter of 2013. For the first quarter, adjusted EBITDA from continuing operations for this segment decreased by $97 million compared to the first quarter of 2013. For the first quarter, sales volumes were higher by 6 percent and sales prices decreased by 38 percent compared to the same period in 2013. The decrease in sales price accounted for approximately $113 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $144 million in the first quarter of 2014, an increase of 7 percent from $134 million in the year-ago first quarter. For the first quarter of 2014, the Siding segment reported operating income of $19 million compared to $21 million in the year-ago quarter. For the first quarter, LP reported $24 million in adjusted EBITDA from continuing operations for this segment, a decrease of $1 million compared to the first quarter of 2013. The decrease in OSB sales prices sold in this segment accounted for approximately $3 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the first quarter of 2014 totaled $66 million, an increase from $63 million reported in the first quarter of 2013. Operating losses were $3 million for the first quarter of 2014 compared to $4 million in the first quarter of 2013. LP reported an improvement in adjusted EBITDA from continuing operations of $2 million for this segment as compared to the same quarter in 2013.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the first quarter of 2014 totaled $37 million, down from $45 million in the year-ago first quarter. For the first quarter of 2014, the South America segment reported operating income of $4 million compared to $6 million in the first quarter of 2013. South America reported $7 million in adjusted EBITDA from continuing operations for this segment in the first quarter down from $9 million in 2013.

COMPANY OUTLOOK

“With better weather, we are hopeful that housing starts will accelerate to the forecasted level of 1.1 million for 2014,” continued Stevens.  “Our current order files are much stronger than we have seen over the last several quarters and our customers have a positive outlook for the rest of the year.”

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Net sales	$444.7	$531.1

Income (loss) from operations	$(10.2)	$88.5

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$(20.4)	$80.7

Non-GAAP adjusted income (loss) from continuing operations	$(7.0)	$58.2

Income (loss) from continuing operations	$(14.2)	$65.0

Net income (loss)	$(14.2)	$65.1

Net income (loss) per share - basic	$(0.10)	$0.47

Net income (loss) per share - diluted	$(0.10)	$0.45

Average shares of stock outstanding - basic	140.8	138.4

Average shares of stock outstanding - diluted	140.8	144.4

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Net sales	$444.7	$531.1
Operating costs and expenses:
Cost of sales	388.4	387.2
Depreciation and amortization	25.6	18.6
Selling and administrative	40.9	35.2
Other operating credits and charges, net	—	1.6
Total operating costs and expenses	454.9	442.6
Income (loss) from operations	(10.2)	88.5

Non-operating income (expense):
Interest expense, net of capitalized interest	(7.7)	(10.6)
Investment income	1.8	3.5
Other non-operating items	(4.3)	(0.7)
Total non-operating income (expense)	(10.2)	(7.8)

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	(20.4)	80.7
Provision (benefit) for income taxes	(5.6)	22.9
Equity in income of unconsolidated affiliates	(0.6)	(7.2)
Income (loss) from continuing operations	(14.2)	65.0

Income from discontinued operations before taxes	—	0.3
Provision for income taxes	—	0.2
Income from discontinued operations	—	0.1

Net income (loss)	$(14.2)	$65.1
Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.10)	$0.47
Income from discontinued operations	—	—
Net income (loss) per share	$(0.10)	$0.47
Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.10)	$0.45
Income from discontinued operations	—	—
Net income (loss) per share	$(0.10)	$0.45

Average shares of stock outstanding - basic	140.8	138.4
Average shares of stock outstanding - diluted	140.8	144.4

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$551.7	$656.8
Receivables	143.0	78.1
Inventories	276.3	224.4
Other current assets	5.2	7.7
Deferred income taxes	47.3	50.9
Assets held for sale	16.3	16.3
Total current assets	1,039.8	1,034.2

Timber and timberlands	69.2	71.6

Property, plant and equipment, at cost	2,305.5	2,294.6
Accumulated depreciation	(1,422.5)	(1,407.8)
Net property, plant and equipment	883.0	886.8

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Long-term investments	3.8	3.7
Restricted cash	11.4	11.3
Investments in and advances to affiliates	3.8	3.2
Deferred debt costs	6.5	6.8
Other assets	34.7	33.8
Total assets	$2,494.1	$2,493.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.3	$2.3
Accounts payable and accrued liabilities	192.7	161.9
Current portion of contingency reserves	2.0	2.0
Total current liabilities	197.0	166.2

Long-term debt, excluding current portion	761.2	762.7
Contingency reserves, excluding current portion	12.8	13.3
Other long-term liabilities	133.8	136.1
Deferred income taxes	177.6	188.7

Stockholders’ equity:
Common stock	152.0	152.0
Additional paid-in capital	502.3	508.0
Retained earnings	873.5	887.7
Treasury stock	(226.5)	(232.2)
Accumulated comprehensive loss	(89.6)	(89.2)
Total stockholders’ equity	1,211.7	1,226.3
Total liabilities and stockholders’ equity	$2,494.1	$2,493.3

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(14.2)	$65.1
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25.6	18.6
Income from unconsolidated affiliates	(0.6)	(7.2)
Other operating credits and charges, net	—	1.6
Stock-based compensation related to stock plans	2.1	2.1
Exchange gain (loss) on remeasurement	5.2	(0.3)
Cash settlement of contingencies	(0.5)	(0.1)
Cash settlements of warranties, net of accruals	(2.7)	(2.0)
Pension expense, net of cash payments	0.6	1.5
Non-cash interest expense, net	0.5	0.4
Other adjustments, net	(0.2)	0.8
Increase in receivables	(64.4)	(52.4)
Increase in inventories	(51.3)	(48.6)
Decrease in other current assets	2.5	1.4
Increase in accounts payable and accrued liabilities	32.4	12.1
Increase (decrease) in deferred income taxes	(8.0)	23.8
Net cash provided by (used in) operating activities	(73.0)	16.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(24.0)	(13.2)
Investments in and advances to joint ventures	—	6.8
Proceeds from sales of assets	0.1	—
(Increase) decrease in restricted cash under letters of credit/credit facility	(0.2)	1.5
Net cash used in investing activities	(24.1)	(4.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.1)	(1.0)
Taxes paid related to net share settlement of equity awards	(1.4)	(11.8)
Other, net	—	0.1
Net cash used in financing activities	(2.5)	(12.7)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(5.5)	0.4
Net decrease in cash and cash equivalents	(105.1)	(0.4)
Cash and cash equivalents at beginning of period	656.8	560.9
Cash and cash equivalents at end of period	$551.7	$560.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Three Months Ended March 31,
Dollar amounts in millions	2014	2013
Net sales:
OSB	$194.9	$286.7
Siding	143.5	133.8
Engineered Wood Products	66.4	63.4
South America	36.6	45.1
Other	3.7	2.7
Intersegment Sales	(0.4)	(0.6)
	$444.7	$531.1
Operating profit (loss):
OSB	$(1.9)	$98.1
Siding	19.2	20.7
Engineered Wood Products	(3.1)	(3.5)
South America	4.2	6.3
Other	(0.7)	(1.8)
Other operating credits and charges, net	—	(1.6)
General corporate and other expenses, net	(27.3)	(22.5)
Foreign currency losses	(4.3)	(0.7)
Investment income	1.8	3.5
Interest expense, net of capitalized interest	(7.7)	(10.6)
Income (loss) from continuing operations before taxes	(19.8)	87.9
Provision (benefit) for income taxes	(5.6)	22.9
Income (loss) from continuing operations	$(14.2)	$65.0

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the three months ended March 31, 2014 and 2013.

	Three Months Ended
	March 31,
	2014	2013
Oriented strand board, million square feet 3/8" basis(1)	965	891
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	29	38
Wood-based siding, million square feet 3/8" basis	273	251
Engineered I-Joist, million lineal feet(1)	21	19
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,203	1,901

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.